Exhibit 99.1

[LOGO]

CONSTELLATION

MEMORANDUM

TERMS AND CONDITIONS OF STOCK OPTIONS – U.S.

CLASS 1 COMMON STOCK

[Date]

The CONSTELLATION BRANDS, INC. Long-Term Stock Incentive Plan, as amended from time to time (the “Plan”), enables Constellation Brands, Inc. (the “Company”) to grant stock options to purchase Class 1 Common Stock, par value $.01 per share, of the Company (a “Share” or the “Shares”) to employees and non-employee directors of the Company or any of its Subsidiaries (as defined in the Plan) (each, when granted a stock option, a “Participant”). The stock options represented by this Memorandum and the accompanying award letter (respectively, the “Options” and the Memorandum and accompanying award letter, together, the “Agreement”) are subject to all of the terms and conditions contained in the Agreement.

1.	Term of Options. The Options hereby granted on (the “Date of Grant”) to purchase up to that number of Shares as communicated to Participant will terminate and expire, to the extent not previously exercised, at 5:00 p.m. Eastern Time on , or such earlier date upon which the Options, or portion thereof, terminate or expire pursuant to the terms of the Agreement or the Plan (the “Expiration Date”).

2.	Exercise of Options.

(a)	The Options may be exercised, in whole or in part at any time prior to the Expiration Date, according to the percentages and exercise dates set forth in the following vesting schedule: 25% of the shares subject to the Options (the “Option Shares”) shall become exercisable on ; an additional 25% of the Option Shares shall become exercisable on ; an additional 25% of the Option Shares shall become exercisable on ; and the remaining balance of the Option Shares shall become exercisable on . No Options may be exercisable after the Expiration Date.

(b)

The Participant can exercise Options by complying with the provisions of the Plan and by following instructions provided in materials distributed by the Company. The exercise price, $             per share (the “Exercise Price”), for the number of Option Shares being purchased and any related withholding tax obligations may be paid by the Participant by (i) delivery of cash, money order or a certified or cashier’s check; (ii) tendering previously acquired Shares or shares of Class A Common Stock, par value $.01 per share, of the Company (“Class A Shares”), as provided for in the Plan; (iii) delivery of a conversion notice or other conversion instructions acceptable to the Company irrevocably electing to convert a sufficient number of Shares received under the Option into Class A Shares (“Conversion Shares”) together with delivery of irrevocable instructions to a broker or other agent acceptable to the Company to promptly sell the Conversion Shares received and to deliver to the Company the appropriate amount of proceeds; and/or (iv) any other payment method that is established by the Company (which payment method may be restricted or eliminated from time to time by the Company, in its sole discretion).

(c)	The Company or the Participant’s Employer (as defined in Section 3 below) will, without transfer or issue tax to the Participant, issue and cause to be delivered to the Participant the number of Option Shares purchased as soon as reasonably practicable after the Participant has appropriately exercised any Options. The Company is not required to issue Shares to the Participant until all obligations to withhold taxes have been resolved to the satisfaction of the Company or the Employer.

(d)	Clawback. If the Company subsequently determines that it is required by law to include an additional “clawback” or “recoupment” provision to outstanding awards, under the Dodd-Frank Wall Street Reform and Consumer Protection Act or otherwise, then such clawback or recoupment provision shall also apply to this Award, as applicable, as if it had been included on the Date of Grant and the Company shall notify the Participant of such additional provision.

3.	Termination of Relationship.

(a)	Acceleration upon Termination of Relationship. Subject to Section 3(c)(iii) below, if a Participant ceases to be employed by the Company or its Subsidiaries (the “Employer”) for reasons of Retirement (as defined in the Plan), Disability (as defined in the Plan) or death, all the unvested Option Shares shall become immediately vested and exercisable on the date of Retirement, date of Disability or date of death.

(b)	Duration of Exercise Following Termination of Relationship. Subject to Section 3(c) below, Options which have vested prior to the date that the Participant ceases to be employed by the Company or its Subsidiaries may be exercised as follows:

(i)	within ninety (90) days after the date on which the Participant ceases to be employed by the Company or its Subsidiaries (the date on which the Participant ceases to be employed by the Company or its Subsidiaries is referred to as the “Termination Date”), except as otherwise provided in Subsections 3(b)(ii), (iii) and (iv) below;

(ii)	if the Participant ceases to be employed by the Company or its Subsidiaries as a result of the Participant’s Retirement, within one (1) year after the date of Retirement;

(iii)	if the Participant ceases to be employed by the Company or its Subsidiaries as a result of a Disability, within one (1) year after the date of Disability; or

(iv)	if the Participant ceases to be employed by the Company or its Subsidiaries as a result of death, within one (1) year after the date of death by the Participant’s designated beneficiary, legal representative or permitted transferee.

(c)	Limitations on Exercise Following Termination of Relationship.

(i)	The time periods set forth in Section 3(b) above are subject to the restriction that Options may not be exercised after their Expiration Date.

(ii)	The time periods set forth in Section 3(b) are also subject to the restriction that no Option may be exercised by any person if the Participant (A) is, or at any time after the date of grant has been, in competition with the Company or its affiliates, or (B) has been terminated by the Company or its Subsidiaries for Cause, as defined in the Plan.

(iii)	Except as otherwise provided by the Committee administering the Plan or by an employment agreement between the Participant and the Company or its Subsidiaries, (A) the only Options that may be exercised after the Termination Date, date of Retirement, date of Disability or date of death (as applicable, the “Event Date”) are those Options that were exercisable by the Participant on the Event Date; and (B) any Options which are not exercisable on the Event Date will automatically terminate on the Event Date.

(iv)	Any Options which are exercisable on the Event Date, but which are not exercised within the applicable period specified in Section 3(b) above, will automatically terminate at the end of that applicable period.

(v)	The Participant ceases to be employed with the Company or its Subsidiaries on the date that the entity employing the Participant ceases to be a Subsidiary, or, if earlier, the later of (A) the date that is the last day of any statutory notice of termination period applicable to the Participant pursuant to applicable employment standards legislation (but only if the Participant is entitled to such a notice under applicable employment standards legislation), and (B) the date that is designated by the Company or any Subsidiary as the last day of the Participant’s employment with the Company or any Subsidiary, and the date that the Participant ceases to be employed by the Company or its Subsidiaries specifically does not mean the date on which any period of reasonable notice that the Company or any Subsidiary may be required at law to provide to the Participant expires.

(vi)	Unless otherwise determined by the Committee, an authorized leave of absence pursuant to a written agreement or other leave entitling the Participant to reemployment in a comparable position by law or Rule shall not constitute a termination of employment for purposes of the Plan unless the Participant does not return at or before the end of the authorized leave or within the period for which re-employment is guaranteed by law or Rule.

4.	Type of Options. The Options are nonqualified stock options granted pursuant to Section 5 of the Plan.

5.

No Transfer of Options. Unless transferability is authorized by the Option grant or otherwise permitted by the Committee, Options are not transferable by the Participant other than (a) by will or the laws of descent and distribution, or (b) pursuant to a domestic relations order. Because of laws affecting the transferability of the Option Shares, the Participant should understand the securities laws and other implications of any transfer of Options. Any attempt at assignment, transfer, pledge, hypothetication, or other disposition of the Option contrary to the provisions hereof, and the levy of any attachment or similar process upon such Option, shall be null and void and without effect.

6.	Adjustments for Certain Events. The number and kind of unexercised Options and the Exercise Price of such Options are subject to adjustment in the event that certain transactions are taken by the Company which affect the Company’s capital stock.

7.	Address for Notices. All notices to the Company shall be in writing and sent to the Company’s General Counsel at the Company’s corporate headquarters. Notices to the Participant shall be addressed to the Participant at the address as from time to time reflected in the Company’s employment records as the Participant’s address.

8.	Transferability of Shares. Following exercise of the Option and issuance of Shares, in the event the Company permits Participant to arrange for sale of Shares through a broker or another designated agent of the Company, the Participant acknowledges and agrees that the Company may block any such sale and/or cancel any order to sell placed by the Participant, in each case if the Participant is not then permitted under the Company’s insider trading policy to engage in transactions with respect to securities of the Company. If the Committee determines that the ability of the Participant to sell or transfer Shares is restricted, then the Company may place a restrictive legend or stop transfer notation on any certificate that may be issued to represent such Shares or on its books with respect to such Shares. If a legend or stop transfer notation is placed on any certificate or the Company’s books with respect to the Participant’s Shares, the Participant may only sell such Shares in compliance with such legend or notation.

9.	Binding Agreement. Subject to the limitation on the transferability of this Award contained herein, the Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

10.	Plan Governs. The Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of the Agreement and one or more provisions of the Plan, the provisions of the Plan shall govern.

11.	Governing Law. The Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, United States of America, regardless of the law that might be applied under principles of conflict of laws.

12.	Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of the Agreement.

13.	Severability. In the event that any provision in the Agreement, shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of the Agreement.

14.	Modifications to the Agreement. The Agreement constitutes the entire understanding of the parties on the subjects covered. The Participant expressly warrants that he or she is not executing the Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to the Agreement can be made only in an express written contract executed by a duly authorized officer of the Company.

15.	Amendment, Suspension or Termination of the Plan. By accepting this Award, the Participant expressly warrants that he or she has received a right to an equity based award under the Plan, and has received, read, and understood a description of the Plan. The Participant understands that the Plan is discretionary in nature and may be modified, suspended, or terminated by the Company at any time.

16.	Rights as Stockholder. Neither the Participant nor any person claiming under or through the Participant shall have any of the rights or privileges of a stockholder of the Company in respect of any Options (whether vested or unvested) unless and until such Options are exercised and the corresponding Shares are issued. After such issuance, the Participant shall have the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares, if any.

17.	Applicable Times and Dates. All references to times and dates in the Plan and in documents relating to the Plan refer, respectively, to Eastern Standard Time (or Eastern Daylight Savings Time, as appropriate) in the United States of America and to dates in New York State based on such Eastern Standard Time (or Eastern Daylight Savings Time, as appropriate).

18.	Responsibility for Taxes. Regardless of any action the Company or any of its Subsidiaries takes with respect to any or all income tax, social security, payroll tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant (“Tax-Related Items”), the Participant acknowledges that the ultimate liability for all Tax-Related Items is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Company or any of its Subsidiaries. The Participant further acknowledges that the Company and/or its Subsidiaries (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect to the Options, including, but not limited to, the grant, vesting or exercise of the Options, the issuance of Shares upon exercise of the Options, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends; and (b) do not commit to and are under no obligation to structure the terms of any Award to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant becomes subject to tax in more than one jurisdiction between the date of grant and the date of any relevant taxable event, the Participant acknowledges that Company and/or its Subsidiaries may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

19.

Withholding. The Participant agrees as a condition of his or her participation in the Plan to make arrangements satisfactory to the Company or any of its Subsidiaries (including the Employer) to enable it to satisfy all withholding, payment and/or collection requirements associated with the satisfaction of the Tax-Related Items. The withholding obligation shall be satisfied in a manner acceptable to the Company in its sole discretion and may include the following methods:

(a)	by the Company or the Employer withholding all applicable amounts from the Participant’s wages or other cash compensation due to the Participant,

(b)	by surrender to the Company by attestation to the ownership of Shares already owned that would satisfy the withholding amount, or

(c)	by electing to have the Company withhold from the Shares to be issued upon exercise of the Options a number of Shares having an aggregate Fair Market Value that would satisfy the withholding amount, provided, however, that in no event may the number of Shares withheld in the case of this clause (c) exceed the applicable statutory minimum withholding rates.

Furthermore, the Participant agrees to pay the Company or the Employer any amount the Company or the Employer may be required to withhold, collect or pay as a result of the Participant’s participation in the Plan or that cannot be satisfied by deduction from the Participant’s wages or other cash compensation paid to the Participant by the Company or the Employer or sale of the shares acquired under the Plan. The Participant acknowledges that he or she may not participate in the Plan unless the tax withholding, payment and/or collection obligations of the Company or the Employer are satisfied.

20.	General Restrictions on Delivery of Shares. The Company shall not be required to transfer or deliver any Shares or dividends or distributions relating to such Shares until it has been furnished with such opinions, representations or other documents as it may deem necessary or desirable, in its discretion, to insure compliance with any law or Rules of the Securities and Exchange Commission or any other governmental authority having jurisdiction under the Plan or over the Company, the Participant, or the Shares or any interests therein. The Award of Options evidenced by the Agreement is also subject to the condition that, if at any time the Committee administering the Plan shall determine, in its discretion, that the listing, registration or qualification of the Shares (or any capital stock distributed with respect thereto) upon the New York Stock Exchange (or any other securities exchange or trading market) or under any United States state or Federal law or other applicable Rule, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of the Award of Options evidenced by the Agreement or the issuance, transfer or delivery of the Shares (or the payment of any dividends or other distributions related to the Shares), the Company shall not be required to transfer or deliver any Shares or dividends or distributions relating to such Shares unless such listing, registration, qualification, consent or approval shall have been effected or obtained to the complete satisfaction of the Committee and free of any conditions not acceptable to the Committee.

21.	Acknowledgments. The Participant acknowledges and agrees to the following:

(a)	Nothing in the Agreement or the Plan shall confer upon the Participant any right to continue to be employed by the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company or the Subsidiary, which are hereby expressly reserved, to terminate the employment of the Participant under applicable law.

(b)	The transfer of the employment of the Participant between the Company and any one of its Subsidiaries (or between Subsidiaries) shall not be deemed a termination of service.

(c)	Nothing herein contained shall affect the Participant’s right to participate in and receive benefits under and in accordance with the then current provisions of any pension, insurance or other Participant welfare plan or program of the Company or any Subsidiary.

(d)	The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or the Participant’s acquisition or sale of the underlying Shares. The Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

(e)	The Company reserves the right to impose other requirements on participation in the Plan, on the Options and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or other applicable Rule or facilitate the administration of the Plan, and to require the Participants to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

22.	No Listing of Option Shares; Conversion. The Company has not listed the Option Shares for trading on the New York Stock Exchange and does not intend to effect such a listing. Pursuant to the Certificate of Incorporation of the Company, Option Shares may be converted into Class A Shares, but only if the Class A Shares received upon the conversion are sold or transferred immediately following the conversion in a market transaction or qualifying private transaction as such terms are defined in the Company’s Certificate of Incorporation. The Class A Shares into which Option Shares may be converted have been or will, prior to issuance, be listed for trading on the New York Stock Exchange.

23.	Electronic Delivery and Execution. The Participant hereby consents and agrees to electronic delivery of any documents that the Company may elect to deliver (including, but not limited to, plan documents, prospectus and prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports, and all other forms of communications) in connection with this and any other Award made or offered under the Plan. The Participant understands that, unless revoked by the Participant by giving written notice to the Company pursuant to the Plan, this consent will be effective for the duration of the Agreement. The Participant also understands that he or she will have the right at any time to request that the Company deliver written copies of any and all materials referred to above. The Participant hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may elect to deliver, and agree that his or her electronic signature is the same as, and will have the same force and effect as, his or her manual signature. The Participant consents and agrees that any such procedures and delivery may be affected by a third party engaged by the Company to provide administrative services related to the Plan.

BY MY ELECTRONIC ELECTION TO ACCEPT THE GRANT OF OPTIONS (WHICH SERVES AS MY ELECTRONIC SIGNATURE OF THE AGREEMENT), I AGREE THAT MY PARTICIPATION IN THE PLAN IS GOVERNED BY THE PROVISIONS OF THE PLAN AND THE AGREEMENT.